UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a -101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ PreliminaryProxy Statement
☐ Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Definitive Proxy Statement
GENERAL MOTORS COMPANY
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Anne T. Larin Corporate Secretary
General Motors Company 300 GM Renaissance Center Detroit, Michigan, 48265-3000

General Motors Company
Annual Meeting of Stockholders
Tuesday, June 12, 2012

Dear Stockholder:

With the General Motors Company Annual Meeting of Stockholders approaching, we want to share a couple of updates with you.

A stockholder who gave us notice that he intends to make nominations at the Annual Meeting has informed us that he may contact stockholders to solicit support for his candidates. GM's Board of Directors continues to recommend that you vote IN FAVOR of the individuals described in the proxy statement for the Annual Meeting.

We have recently learned about a related party transaction in 2011 not included in the proxy statement. Pernilla Ammann, the wife of GM's Chief Financial Officer Dan Ammann, is an officer and partner in an advertising agency that received approximately $600,000 for services provided to a GM subsidiary in 2011. This transaction has been properly ratified under our Related Party Transaction Policy, but not all the required procedures were followed.

Your vote is important. To vote by mail, telephone or Internet, please follow the instructions we sent you, so that your shares will be represented at the meeting.

Sincerely,

/s/

Anne T. Larin
Secretary